                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 15, 1999



                           CROSS TIMBERS OIL COMPANY
             (Exact name of registrant as specified in its charter)



          Delaware                      1-10662                 75-2347769
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)



           810 Houston Street, Suite 2000, Fort Worth, Texas      76102
             (Address of principal executive offices)           (Zip Code)



                                (817) 870-2800
             (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

     On September 15, 1999, Cross Timbers Oil Company ("Cross Timbers") and Lehman Brothers Holdings, Inc. ("Lehman Brothers") completed the previously announced acquisition of Arkoma Basin oil and gas properties from Ocean Energy, Inc. ("Ocean") for $231 million. Lehman Brothers is Cross Timbers' financial partner in the transaction. The purchase was made pursuant to a Purchase and Sale Agreement dated July 30, 1999. The original purchase price of $235.3 million was reduced by estimated net revenue received between the July 1, 1999 effective date and the closing date.

     Cross Timbers and Lehman Brothers each own 50% of a company formed to acquire the Arkoma Basin properties. Lehman Brothers contributed $100 million in cash to this company and Cross Timbers contributed $100 million in securities, including its common stock. Cross Timbers' shares held in this subsidiary will not be included in outstanding shares on Cross Timbers' consolidated balance sheet. The purchase price was funded with $100 million from the jointly owned company and $131 million financed through a revolving credit agreement with commercial banks. Debt under this credit facility is secured by the properties and is non-recourse to Cross Timbers and Lehman Brothers. The subsidiary's financial results will be consolidated in Cross Timbers' financial statements, with recognition of Lehman's 50% interest as a minority interest.

     Cross Timbers will have the option to acquire Lehman Brothers' 50% interest at any time within a year. If Cross Timbers does not exercise its option, on the anniversary date of closing, Lehman Brothers will have the option to sell its 50% interest to Cross Timbers. The option exercise price is $100 million plus a specified return.

     Internal engineers of Cross Timbers estimate proved reserves as of July 1, 1999 to be 220 billion cubic feet of gas equivalent, of which more than 99% is natural gas. Current net daily production is estimated to be 55 million cubic feet of natural gas from more than 1,140 wells with a reserve-to-production index of 11 years.

Item 7.   Financial Statements and Exhibits.

 (a) Financial statements of businesses acquired.

     Statements of revenues and direct operating expenses for the properties acquired from Ocean for the year ended December 31, 1998 (audited) and for the nine months ended September 30, 1999 and 1998 (unaudited) are impracticable to file as of the date of this report. Such financial statements will be filed by amendment as soon as practicable, but no later than November 29, 1999.

 (b) Pro forma financial information.

     Pro forma consolidated statements of operations for Cross Timbers for the year ended December 31, 1998 and the nine months ended September 30, 1999, which reflect the impact of the properties acquired from Ocean, are impracticable to file as of the date of this report. Such pro forma financial statements will be filed by amendment as soon as practicable, but no later than November 29, 1999. Because Cross Timbers' consolidated balance sheet at September 30, 1999 will include the effect of this acquisition, a pro forma balance sheet will not be filed.

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 (c)  Exhibits.

Exhibit Number                                                                        Page
and Description                                                                      Number
- ---------------                                                                      ------
  (2)  Plan of acquisition, reorganization, arrangement, liquidation or succession

       2.1   Purchase and Sale Agreement by and between Ocean Energy, Inc. and
             Cross Timbers Oil Company, dated July 30, 1999

 (99)  Additional Exhibits

       99.1  Revolving Credit Agreement, dated September 15, 1999, among Summer
             Acquisition Company and certain commercial banks named therein

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CROSS TIMBERS OIL COMPANY


Date: September 30, 1999      By: BENNIE G. KNIFFEN
                                  -----------------------------
                                  Bennie G. Kniffen
                                  Senior Vice President
                                   and Controller


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